Exhibit 10.14

EXECUTION VERSION

AMENDMENT NUMBER TWO

to the

Master Repurchase Agreement

Dated as of November 2, 2010

among

PENNYMAC CORP.

PENNYMAC MORTGAGE INVESTMENT TRUST HOLDINGS I, LLC

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

This AMENDMENT NUMBER TWO is made this 28th day of September, 2011, by and among PENNYMAC CORP., a Delaware corporation, PENNYMAC MORTGAGE INVESTMENT TRUST HOLDINGS I, LLC, a Delaware limited liability company (each a “Seller” and collectively the “Sellers”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Buyer”), to the Master Repurchase Agreement, dated as of November 2, 2010, by and among Sellers and Buyer (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”).

WHEREAS, Sellers have requested that Buyer amend the Agreement to modify the definition of Maturity Date, insert a new definition of “Cash Equivalents” and revise the financial covenants thereunder; and

WHEREAS, Sellers and Buyer have agreed to amend the Agreement as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.           Amendment. Effective as of September 28, 2011 (the “Amendment Effective Date”), the Agreement is hereby amended as follows:

(a)           Section 1 of the Agreement is hereby amended by deleting the definition of “Maturity Date” therein in its entirety and replacing it with the following (modified text underlined for review purposes):

“Maturity Date”:  The earliest of (a) January 2, 2012; (b) any Accelerated Repurchase Date and (c) any date on which the Maturity Date shall otherwise occur in accordance with the Repurchase Documents or Requirements of Law.

(b)           Section 1 of the Agreement is hereby amended by inserting the following new definition “Cash Equivalents” in the appropriate alphabetical order:

“Cash Equivalents”:  Any overnight bank deposits, securities or other investments held in an account at a commercial bank, the proceeds of which are swept on a daily basis and credited to or for the benefit of the holder of such account.

(c)           Section 8.07 of the Agreement is hereby amended by deleting clause (b) thereof in its entirety and replacing it with the following (modified text underlined for review purposes):

(b)           Servicer’s unrestricted cash and Cash Equivalents shall at all times be greater than or equal to $2,500,000;

(d)           Schedule 1-A to the Agreement is hereby amended by deleting clause (y) thereof in its entirety and replacing it with the following (modified text underlined for review purposes):

(y)           Broker Price Opinion.  The related Mortgage Loan Schedule contains a BPO that has been obtained within ninety (90) days preceding the date of the initial Transaction with respect to such Mortgage Loan.  The BPO Value attributable to each Mortgage Loan is not less than $30,000.

SECTION 2.           Defined Terms.  Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Agreement.

SECTION 3.           Limited Effect.  Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms.  Reference to this Amendment Number Two need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

SECTION 4.           Representations.  In order to induce Buyer to execute and deliver this Amendment Number Two, Sellers hereby represent to Buyer that as of the date hereof, Sellers are in full compliance with all of the terms and conditions of the Agreement, including without limitation, all of the representations and warranties and all of the affirmative and negative covenants, and no Default or Event of Default has occurred and is continuing under the Agreement.

SECTION 5.           Fees and Expenses. Sellers agree to pay to Buyer all reasonable fees and out of pocket expenses incurred by Buyer in connection with this Amendment Number Two (including all reasonable fees and out of pocket costs and expenses of Buyer’s legal counsel incurred in connection with this Amendment Number Two) pursuant to Section 13.02 of the Agreement.

SECTION 6.           Governing Law. This Amendment Number Two and any claim, controversy or dispute arising under or related to or in connection with this Amendment Number Two, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Sections 5-1401 and 5-1402 of the New York General Obligations Law.

SECTION 7.           Counterparts.  This Amendment Number Two may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same agreement.  This Amendment Number Two, to the extent signed and delivered by facsimile or other electronic means, shall be treated in all manner and respects as an original agreement and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  No signatory to this Amendment Number Two shall raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature or agreement was transmitted or communicated through the use of a facsimile machine or other electronic means as a defense to the formation or enforceability of a contract and each such Person forever waives any such defense.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Sellers and Buyer have caused this Amendment Number Two to be executed and delivered by their duly authorized officers as of the Amendment Effective Date.

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Buyer

By:	/s/ Andrew W. Riebe
Its:	Andrew W. Riebe
Title:	Vice President

[Additional Signature Pages Follow]

Signature Pages to Amendment Number Two to Master Repurchase Agreement (WF-PennyMac)

PENNYMAC CORP., as a Seller

By:	/s/ David M. Walker
Its:	David M. Walker
Title:	Chief Credit Officer

PENNYMAC MORTGAGE INVESTMENT
TRUST HOLDINGS I, LLC, as a Seller

By:	/s/ David M. Walker
Its:	David M/ Walker
Title:	Chief Credit Officer

Signature Pages to Amendment Number Two to Master Repurchase Agreement (WF-PennyMac)